Exhibit 99.1

For more information, contact:
John Hall: (253) 926-4007
jhall@rainierpac.com
**For Immediate Release**	or
Vic Toy: (253) 926-4038
vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc.
Announces Further Review of its Trust Preferred Securities and
Gain on Sale of Credit Card Receivables

Tacoma, Washington – February 20, 2009 – Rainier Pacific Financial Group, Inc. (the “Company”) (NASDAQ GM: RPFG), the bank holding company for Rainier Pacific Bank (“Bank”), announced today that it is conducting on-going monitoring and evaluation of the Company’s holdings of fifteen pooled trust preferred securities for other-than-temporary impairment and appropriate valuation.  The results of these efforts will result in adjustments to the Company’s financial statements for the three months and year ended December 31, 2008 that will be filed with its 2008 Annual Report on Form 10-K in March 2009.

In connection with its on-going monitoring and evaluation, the Company’s management is reviewing the applicable impairment factors, and specifically the assumptions regarding the projected cash flows of the securities.  Upon further review of the current economic conditions and the projected cash flows of the securities, and after applying an increase in the number of underlying banks in the pools that are expected to default on their debt obligations that collateralize the securities, the

Company has concluded that a total of three of the fifteen pooled trust preferred securities, rather than the one previously reported, are other-than-temporarily impaired.

In addition, the Company is conducting further review of a variety of alternative pricing information, including pricing provided by independent investment banking/brokerage and financial consulting sources, along with internally prepared valuations.  The range of values for the fifteen pooled trust preferred securities as of December 31, 2008 was $0.12 - $0.49 per $1.00 of par value, and reflect the current illiquid and inactive market for these types of securities.  Based on its analysis, the Company currently believes that a weighted average price of approximately $0.13 per $1.00 of par value is representative of the fair value of the fifteen trust preferred securities.

The additional other-than-temporary impairments and the use of lower estimated values for the pooled trust preferred securities are currently estimated to result in additional pre-tax impairment charges of approximately $18.9 million, thereby increasing the Company’s net loss for the year ended December 31, 2008 to $14.6 million, or a loss of $2.44 per diluted share; compared to a net loss of $2.5 million, or a loss of $0.42 per diluted share, as previously reported.  For the fourth quarter of 2008, the Company expects the subsequent adjustments to increase its previously reported net loss to $14.1 million, or a loss of $2.36 per share; from a net loss of $2.0 million, or a loss of $0.34 per diluted share.  In addition, the use of the lower fair values for the remaining pooled trust preferred securities that are considered to be temporarily impaired will reduce shareholders’ equity to $29.3 million, for a book value per share of $4.90, compared to $54.2 million and $9.07, respectively, as previously reported.

The additional other-than-temporary impairment charges will also have the effect of reducing the Bank’s regulatory capital levels.  As of December 31, 2008, prior to making the subsequent adjustments to the financial statements, the Bank met the requirements to qualify as “well capitalized,” as calculated under the regulatory capital standards.  However, after making the subsequent impairment and valuation adjustments to the financial statements, the Bank would not be expected to qualify as “well capitalized”.  Instead, it is expected to be deemed “adequately capitalized” based upon the regulatory capital calculations.  In order to be categorized as “adequately capitalized” in accordance with applicable regulatory guidelines, the Bank generally must maintain a Tier 1 leverage ratio of at least 4.00%, a Tier 1 risk-based capital ratio of at least 4.00%, and a total risk-based capital of at least 8.00%.  Upon applying the subsequent adjustments to the previously reported results, the Bank estimates it will have the following regulatory capital ratios as of December 31, 2008:  a Tier 1 leverage ratio of 7.20%, a Tier 1 risk-based capital ratio of 7.27%, and a total risk-based capital ratio of 8.52%.  With this result, management believes it is likely that the Bank will be held to higher capital standards in the near future and, as such, may be required to identify additional sources of capital.

“These securities are suffering from the extraordinary effects of what ultimately may be the worst economic and financial environment for the banking industry in the history of the United States.  The accelerating pace of bank failures and the worsening financial condition of banks, including those that are the underlying issuers of the debt collateralizing the Company’s pooled trust preferred securities, continue to negatively affect the projected cash flows and the perceived value of these securities,” said John A. Hall, President and CEO.  “These conditions, coupled with the application of current “mark-to-market” accounting requirements in a highly illiquid and inactive market for these types of securities, are unfortunately placing excessive strain and stress not only on Rainier Pacific but on the entire United States financial services industry.”

In light of the current challenging operating environment, the Company and Bank will be working closely with its federal and state banking regulators to improve the Bank’s asset quality, capital adequacy, and liquidity, seeking to improve performance in each area.  Furthermore, the Bank’s principal federal regulator, the Federal Deposit Insurance Corporation (the “FDIC”), has imposed on the Bank the requirements that the Bank provide prior notice to the FDIC regarding any additions or changes to directors or senior executive officers, and that the Bank not pay certain kinds of severance and other forms of compensation without regulatory approval.  In addition, the Bank is expected to be subject to higher regulatory assessments and FDIC deposit insurance premiums than those prevailing in prior periods.  The designation of “adequately capitalized” affects the Bank’s eligibility for a streamlined review process for certain regulatory applications, as well as its eligibility to accept brokered deposits without the prior approval of the FDIC.  If the Bank becomes “under capitalized,” it would also be subject to additional restrictions.

In addition to announcing the subsequent adjustments to the Company’s 2008 results, the Company also announced that on February 13, 2009 the Bank entered into a definitive agreement with U.S. Bank National Association ND, doing business as Elan Financial Services (“Elan”), to sell its VISA credit card portfolio balances as of January 31, 2009.  The Company anticipates recognizing a pre-tax gain of approximately $3.0 million on the sale of $21.9 million of eligible credit card account balances as defined under the agreement in the first quarter of 2009.  The actual gain recognized and the balance of the accounts sold to Elan are, however, subject to change as those amounts will be determined on the actual date the portfolio of accounts are transferred to Elan, which is expected to occur in the second quarter of 2009.  The Bank and Elan have also entered into a short-term interim servicing agreement and a five-year joint marketing agreement, under which the Bank will continue to service the credit card account receivables until the portfolio of accounts is transferred to Elan, and will continue to market and offer Rainier Pacific Bank branded credit cards.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Bank, a Tacoma, Washington-based state-chartered savings bank operating 14 full-service locations in the Tacoma-Pierce County and City of Federal Way market areas.

For additional information, visit Rainier Pacific’s website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators; interest rate fluctuations; economic conditions in the Company’s primary market area; ability of the issuers of trust preferred securities to repay the obligations, demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

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